United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 3, 2016

Date of Report (Date of earliest event reported)

CACHET FINANCIAL SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18671 Lake Drive East Southwest Tech Center A Minneapolis, MN 55317	55317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 698-6980

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 3, 2016, Cachet Financial Solutions, Inc. (the “Company”) sold additional securities pursuant to the securities purchase agreement entered into on October 21, 2016 (the “SPA”) with several investors (collectively, the “Investors”) pursuant to which the Company agreed to issue to the Investors convertible notes, due November 2017, in an aggregate principal amount of $442,105 and warrants to purchase 71,693 shares of the Company’s common stock, subject to adjustments, in exchange for an aggregate purchase price of $420,000 payable in cash. The notes and the warrants are being issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder.

The notes will not bear any interest and are payable in full in November 2017. The Investors may elect to convert the principal amount of the notes into shares of the Company’s common stock at any time before maturity date at a conversion price per share equal to the lower of $7.00 and 80% of the per share price of the Company’s common stock in the Company’s next underwritten public offering. The Company will have the right to require the Investors to convert the notes into shares of the Company’s common stock at that conversion price if the Company’s common stock is listed on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market. The warrants will have an exercise price per share equal to the lower of $5.55 and 80% of the per share price of the Company’s common stock in the Company’s next underwritten public offering, subject to adjustments, and are exercisable for a five-year period.

The Company is required to file with the Securities and Exchange Commission (the “SEC”) a registration statement covering the resale of the shares of the Company’s common stock issuable under the notes and the warrants within 21 days following the consummation of the Company’s next underwritten public offering or 90 days following the date on which the Company’s current financing plan is terminated. If the Company fails to file a registration statement in a timely manner it will be required to issue to the Investors additional warrants to purchase shares of the Company’s common stock.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 2.03 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Securities Purchase Agreement, dated October 21, 2016, by and among the Company and the investors party thereto (as updated to reflect the sale of additional securities) (includes a form of convertible promissory note and a form of warrant to purchase common stock)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 9, 2016

CACHET FINANCIAL SOLUTIONS, INC.

	By:	/s/ Bryan D. Meier
Bryan D. Meier
Chief Financial Officer